CANADIAN LICENSE AGREEMENT

        This Agreement, effective as of the date of execution by both parties, is by and between THE PROCTER & GAMBLE COMPANY, an Ohio Corporation having a principal place of business at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, (hereinafter referred to as "P&G") and PARAGON TRADE BRANDS, INC., a Delaware Corporation having a principal place of business at 180 Technology Parkway, Norcross, Georgia 30092 and its wholly-owned subsidiary, Paragon Trade Brands (Canada) Inc., a Canadian corporation having a principal place of business at 1600 Clark Boulevard, Brampton, Ontario, Canada L6T 3V7 (hereinafter collectively referred to as "Paragon"). P&G and Paragon will be jointly referred to as the "parties".

        WHEREAS, P&G is the owner of Canadian Patent 1,311,879 issued to Lawson on December 29, 1992 relating to an absorbent article having dual cuffs;

        WHEREAS, P&G owns patents corresponding to Canadian Patent 1,311,879 in a number of other countries;

        WHEREAS, P&G is the owner of Canadian Patent 1,290,501 issued to Dragoo on October 15, 1991 relating to an absorbent article having dual leakage resistant cuffs;

        WHEREAS, P&G owns patents corresponding to Canadian Patent 1,290,501 in a number of other countries;

        WHEREAS, P&G is the owner of Canadian Patent 1,175,602 issued to Aziz et al. on October 9, 1984 relating to a disposable absorbent article having elasticized flaps provided with leakage resistant portions;

        WHEREAS, P&G owns patents corresponding to Canadian Patent 1,175,602 in a number of other countries;

        WHEREAS, P&G is the owner of Canadian Patent 1,216,702 issued to Buell on January 20, 1987 relating to a disposable absorbent article having breathable leg cuffs;

        WHEREAS, P&G owns patents corresponding to Canadian Patent 1,216,702 in a number of other countries;

        WHEREAS, Paragon makes, uses, offers for sale and sells integral disposable infant diapers having barrier cuffs throughout Canada;

        WHEREAS, P&G believes that the diapers made and sold by Paragon fall within the scope of one or more of the extant claims of Canadian Patent
1,311,879 to Lawson, Canadian Patent 1,290,501 to Dragoo, Canadian Patent 1,175,602 to Aziz et al. and Canadian Patent 1,216,702 to Buell; and

        WHEREAS, Paragon desires to obtain from P&G and P&G is willing to grant to Paragon a royalty bearing, non-exclusive right to make, to have made for Paragon with the prior written consent of P&G, to use, to offer for sale and to sell in Canada integral disposable absorbent articles which are within the scope of one or more of the extant claims of Canadian Patent 1,311,879 to Lawson, Canadian Patent 1,290,501 to Dragoo, Canadian Patent 1,175,602 to Aziz et al. and Canadian Patent 1,216,702 to Buell;

        NOW THEREFORE, in consideration of the promises, mutual covenants, and agreements contained herein, the parties agree as follows:

DEFINITIONS

"Licensed Product" as used herein, shall mean an integral disposable absorbent article comprising an infant diaper, an adult diaper, or a training pant falling within the scope of one or more extant, valid and enforceable claims of Canadian Patent 1,311,879 to Lawson, Canadian Patent 1,290,501 to Dragoo, Canadian Patent 1,175,602 to Aziz et al., or Canadian Patent 1,216,702 to Buell, including any continuations, continuations-in-part, divisionals, reexaminations, reissues or extensions thereof.

"Training Pant", as used herein, shall mean a disposable absorbent pant marketed for use in transitioning children from diapers to underwear.

"Net Sales Price", as used herein, shall mean the revenue received by Paragon from the sale of Licensed Products to independent third parties in the Canada less the following amounts: (i) discounts, including cash discounts, or rebates actually allowed or granted, (ii) credits or allowances actually granted upon claims or returns regardless of the party requesting the return, (iii) freight charges paid for delivery, (iv) revenue for defective articles sold exclusively as scrap, and (v) taxes or other governmental charges levied on or measured by the invoiced amount whether absorbed by the billing or the billed party.

"Settlement Agreement", as used herein, shall mean the Settlement Agreement entered into between Paragon and P&G concurrently with this License Agreement.

REPRESENTATIONS AND WARRANTIES

With the exception of non-exclusive license rights granted to others, P&G represents and warrants that: 1) it is the owner of all right, title and interest in and to Canadian Patent 1,311,879 to Lawson, Canadian Patent 1,290,501 to Dragoo, Canadian Patent 1,175,602 to Aziz et al., and Canadian Patent 1,216,702 to Buell; and 2) it has the right to enter this Agreement without breaching any other agreement or obligation to a third party.

Paragon represents and warrants that it is an independent entity and that it has the right to enter into this Agreement without breaching any other agreement or obligation to a third party.

LICENSE GRANT

1. Upon execution of this License Agreement by both parties, and in consideration of Paragon's agreement to pay prospective running royalties on Licensed Products in accordance with Paragraph (2), below, P&G agrees to grant and hereby does grant to Paragon, as of January 7, 1999, a non-exclusive license to make, to have made for Paragon with the prior written consent of P&G, to use, to offer for sale and to sell in Canada, without the right to grant sublicenses, Licensed Products.

2. As consideration for the prospective license rights herein granted by P&G, Paragon agrees that it will, commencing upon January 7, 1999, begin to pay to P&G a running royalty in accordance with each applicable provision of the following schedule:

        (A) For a restricted, non-exclusive license in Canada under P&G's Canadian Patent 1,311,879 to Lawson to make, to have made for Paragon with the prior written consent of P&G, to use, to offer for sale and to sell, without the right to grant sublicenses, Licensed Products restricted to the configuration and characteristics specifically depicted in attached Drawing No. 105674-2 identified as Appendix No. 1 -- One Percent (1.00%) of the Net Sales Price of Licensed Products;

        (B) For an unrestricted, non-exclusive license in Canada under P&G's Canadian Patent 1,311,879 to Lawson to make, to have made for Paragon with the prior written consent of P&G, to use, to offer for sale and to sell, without the right to grant sublicenses, Licensed Products which fall within the scope of one or more valid and enforceable claims of Canadian Patent 1,311,879 to Lawson, other than those exhibiting the configurations and characteristics specifically depicted in attached Drawing No. 105674-2 identified as Appendix No. 1 -- One and One Quarter Percent (1.25%) of the Net Sales Price of Licensed Products;

        (C) For an unrestricted, non-exclusive license in Canada to make, have made for Paragon with the prior written consent of P&G, to use, to offer for sale and to sell, without the right to grant sublicenses, Licensed Products which are within the scope of the license granted in section (B) above, but which also fall within the scope of one or more valid and enforceable claims of Canadian Patent 1,290,501 to Dragoo -- Two percent (2.00%) of the Net Sales Price of Licensed Products;

        (D) For an unrestricted, non-exclusive license in Canada under P&G's Canadian Patent 1,175,602 to Aziz et al. to make, to have made for Paragon with the prior written consent of P&G, to use, to offer for sale and to sell, without the right to grant sublicenses, Licensed Products:

               (i) No additional royalty for Licensed Products for which Paragon has paid a royalty to P&G pursuant to Section (A),
                      (B) or (C) above, for the period in question; or

               (ii) Three Eighths of One Percent (0.375%) of the Net Sales Price of Licensed Products which Licensed Products are within the scope of one or more valid and enforceable claims of the aforementioned Aziz et al. Patent and for which Paragon has paid no royalty to P&G under Section
                      (A), (B) or (C) above, for the period in question.

        (E) For an unrestricted, non-exclusive license in Canada under P&G's Canadian Patent 1,216,702 to Buell, to make, to have made for Paragon with the prior written consent of P&G, to use, to offer for sale and to sell, without the right to grant sublicenses, Licensed Products:

               (i) No additional royalty for Licensed Products for which Paragon has paid a royalty to P&G pursuant to Section (A),
                      (B) or (C) above, for the period in question; or

               (ii) Three Eighths of One Percent (0.375%) of the Net Sales Price of Licensed Products for Licensed Products which are within the scope of one or more valid and enforceable claims of the aforementioned Buell Patent and for which Paragon has paid no royalty to P&G under Section (A), (B) or (C), above, for the period in question.

    The parties agree that non-limiting examples of Licensed Products falling within subsection (C) are Paragon's Ultra products sold prior to July 6, 1998 (a sample of which is attached hereto as Appendix 2). In addition, it is Paragon's intention to transition from its current product design with a unitary cuff design, which it began manufacturing for sale on or about July 6, 1998 (a sample of which is attached hereto as Appendix 3), to the Ultra product design as described above. The parties, therefore, agree that Paragon will pay to P&G a royalty of two percent (2%) of the Net Sales Price for sales of the current Paragon product line with a unitary cuff design from January 7, 1999 until the transition to the Ultra product design is complete and Paragon no longer sells such unitary cuff design product. Paragon agrees to notify P&G in writing within ten (10) days if it changes any of its product lines in such a way that it no longer intends to make running royalty payments pursuant to subsections (A), (B) or (C) hereof.

3. The license rights granted in Paragraph (1) under Canadian Patent 1,311,879 to Lawson shall automatically expire on the date of expiration of said patent, including any continuations, continuations-in-part, divisionals, reexaminations, reissues or extensions thereof. The license rights granted in Paragraph (1) under Canadian Patent 1,290,501 to Dragoo shall automatically expire on the date of expiration of said patent, including any continuations, continuations-in-part, divisionals, reexaminations, reissues or extensions thereof. The license rights granted in Paragraph
    (1) under Canadian Patent 1,175,602 to Aziz et al. shall automatically expire on the date of expiration of said patent, including any continuations, continuations-in-part, divisionals, reexaminations, reissues or extensions thereof. The license rights granted in Paragraph (1) under Canadian Patent 1,216,702 to Buell shall automatically expire on the date of expiration of said patent, including any continuations, continuations-in-part, divisionals, reexaminations, reissues or extensions thereof. Should any patent licensed hereunder be held to have lapsed for the failure to pay maintenance fees, royalties for said patent shall not be due for the period of any such lapse. However, should any such lapsed patent subsequently be considered as not having expired by the acceptance by the relevant Canadian Patent Authority of delayed payment of the maintenance fee, the license rights granted under said patent shall automatically revive and royalties shall again accrue beginning on the date that the term of the patent has been maintained as a result of the acceptance by the relevant Canadian Patent Authority of a payment of the maintenance fee. P&G agrees to provide written notice to Paragon of the lapse of any such patent, and if applicable, the date that the patent has been maintained as a result of the acceptance by the relevant Canadian Patent Authority of a delayed payment of the maintenance fee.

4. Within thirty (30) days of June 28, 1999, Paragon shall provide P&G with an initial statement reporting Paragon's Net Sales Price of Licensed Products covered by this License Agreement for the period beginning on January 7, 1999 and ending on June 27, 1999 and be accompanied by the appropriate royalty payment. On an ongoing basis, the Paragon fiscal year ends on the last Sunday of December. Therefore, after making said initial report, Paragon shall, within 30 days after the end of each subsequent
    Paragon fiscal year, commencing on December 26, 1999, provide P&G with an annual statement reporting Paragon's Net Sales Price of Licensed Products covered by this License Agreement for the preceding one year period. The parties recognize that the report and payment for the 1999 fiscal year will cover only the six month period commencing on June 28, 1999 and ending on December 26, 1999 in light of the previous initial report and payment. Each report shall specify the Net Sales Price of Licensed Products attributable on an individual basis to each of the categories (A), (B), (C),
    (D)(i) and (ii) and (E)(i) and (ii) set forth in Paragraph (2) of this License Agreement. Each such report is due within thirty (30) days of the close of the fiscal year for which the report is made, and shall be accompanied by the royalty payment owed to P&G by Paragon.

          Each such report shall be treated as confidential and proprietary information of Paragon and shall only be used for the purposes set forth herein. The report shall only be shared within P&G with such persons at P&G who need to know such information for the purposes set forth herein. Each such report may be shared with P&G's outside counsel or auditors who need to know such information for the purpose of verifying such report.

5. Once each year, at P&G's election and expense, Paragon's independent public accountant shall certify to P&G that the annual report for the previous period or year is true, complete and that royalties have been paid for Licensed Products sold during the previous year. Paragon shall keep correct and complete records containing all information required for computation and verification of the amounts to be paid hereunder for a period of at least three (3) years after making each such report. Upon reasonable notice, during regular business hours, independent "Big Six" public accountants selected by P&G, and paid for by P&G in the event the Paragon payment being verified proves accurate to within two percent (2.00%), may make such examinations of Paragon's records, not more frequently than once a year, as P&G deems necessary to verify such reports and payments provided for hereunder. Such examination shall occur at such location as designated by Paragon, and such verification shall only state the amount of payments due in each of categories (A), (B), (C),
    (D)(i) and (ii) and (E)(i) and (ii) of Paragraph (2) of this License Agreement. If the Paragon payment does not prove accurate to within two percent (2.00%), royalties being underpaid, then Paragon shall pay for such independent public accountants.

6. If Paragon shall be in default in making any payments hereunder at the times and in the manner herein provided or in complying with the financial obligations it assumed pursuant to the concurrently executed Settlement Agreement with P&G, P&G may give written notice to Paragon specifying the particulars of such default, and in the event Paragon does not fully remedy such default within thirty (30) days after such notice, P&G may at its option, terminate this License Agreement by giving ten (10) days prior written notice to Paragon to that effect. In addition, P&G may proceed to enforce the defaulted obligation of Paragon by any legally available means. No waiver on the part of P&G in respect to a default by Paragon shall be construed as a waiver of P&G's right to proceed under this Paragraph with respect to subsequent defaults.

7. Neither expiration of this License Agreement in accordance with its provisions nor termination of this License Agreement shall relieve Paragon of its obligations for payment of unpaid royalties under Paragraph (2) or for enforcement of any other obligation or liability accrued hereunder prior to the effective date of such expiration or termination.

8. The failure of either party to strictly enforce this License Agreement, or to insist upon the strict compliance with its terms shall not at any time be considered a waiver or condonation by such party of the default or failure by the other party to strictly perform the covenants, conditions and agreements on its part to be performed.

9. Paragon agrees, when its existing supply of packaging has been exhausted, to mark the packages of its Licensed Products to be sold within Canada with the following statement: "Licensed under one or more of the following Canadian Patents (with appropriate patent numbers filled in per Paragraph
    (2))", and if a reexamination certificate or a reissue of any such patent occurs, to place on its packages appropriate statements relating to that reexamination certificate and/or that reissue patent. There shall be no reference to "The Procter & Gamble Company", "Procter & Gamble", "P&G", any variation or affiliate thereof, or any trademark or tradename owned or controlled by P&G on the packaging.

10. No  patent  rights  outside  Canada  are  granted  by  P&G  in this  License
    Agreement. However, P&G agrees that it will, upon request by Paragon, negotiate in good faith in an attempt to establish mutually acceptable terms and conditions for Paragon to obtain non-exclusive royalty bearing license rights under P&G's foreign patents corresponding to the Canadian Patents licensed herein on a case by case basis. The parties recognize that the terms and conditions, including the royalty rates, for said foreign license rights may not be the same as those herein set forth nor the same with respect to one another.

11. Should Canadian Patent No. 1,311,879 to Lawson expire or all extant claims covering Licensed Products be held invalid or unenforceable in a decision by a court of competent jurisdiction from which no appeal can or has been taken, each provision of Paragraph (2) shall remain valid and enforceable with a royalty rate reduction of One Percent for Licensed Products in category (A) and One and One Quarter Percent (1.25%) for Licensed Products in category (B) or (C). Should Canadian Patent 1,290,501 to Dragoo expire or all claims covering Licensed Products be held invalid or unenforceable in a decision by a court of competent jurisdiction from which no appeal can or has been taken, each provision of Paragraph (2) shall remain valid and enforceable with a royalty rate reduction for Licensed Products in category
    (C) of Three Quarters of One Percent (.75%). Should Canadian Patent 1,175,602 to Aziz et al. expire or all claims covering Licensed Products be held invalid or unenforceable in a decision by a court of competent jurisdiction from which no appeal can or has been taken, the royalty rate will be reduced Three Eighths of One Percent (0.375%) for Licensed Products in category (D)(ii). Should Canadian Patent 1,216,702 to Buell expire or all claims covering Licensed Products be held invalid or unenforceable in a decision by a court of competent jurisdiction from which no appeal can or as been taken, the royalty rate will be reduced Three Eighths of One Percent (0.375%) for Licensed Products in category (E)(ii). Should all claims of the patents covering Licensed Products expire or be held invalid or unenforceable in a decision by a court of competent jurisdiction from which no appeal can or has been taken this License Agreement will terminate. Any such decision shall have no impact upon Paragon's liability to pay any running royalties accrued prior thereto pursuant to Paragraph (2), nor shall Paragon have any right to recover any portion of the running royalties already paid to P&G. Other than as expressly set forth in this License Agreement, P&G makes no warranties whatsoever with respect to Paragon's manufacture, use, offer for sale or sale of Licensed Products pursuant to this License Agreement.

12. P&G hereby waives any and all rights to sue (including, but not limited to, actions to enjoin and/or recover damages from) Paragon for making, having made for Paragon with the prior written consent of P&G, using, offering for sale, and/or selling Licensed Products in Canada, provided: (1) this License Agreement has not been terminated by either party; (2) Paragon is in full compliance with all material terms of the concurrently executed Settlement Agreement with P&G and is current in meeting its obligation to pay the running royalties provided in Paragraph (2) hereof; and (3) Paragon is otherwise in full compliance with the material terms of this License Agreement.

13. Notices relating to this Agreement shall be in writing and shall be considered served when deposited as certified or registered U.S. mail, return receipt requested, in a sealed envelope with sufficient postage affixed, addressed as follows:

        P&G: Attention: Vice President & General Counsel - Patents The Procter & Gamble Company
                      Winton Hill Technical Center
                      6090 Center Hill Avenue
                      Cincinnati, Ohio 45224

        Paragon: Attention: Vice President & General Counsel Paragon Trade Brands, Inc.
                      180 Technology Parkway
                      Norcross, GA   30092

14. The parties agree that this License shall be personal to Paragon and shall be nontransferable and nonassignable to third parties without the prior written consent of P&G, which consent P&G agrees not to unreasonably withhold or unreasonably delay. In this context, the parties agree that it is not an unreasonable ground for P&G to withhold or delay its consent if the effect of the proposed transfer or assignment would be to allow a transferee or assignee to obtain the prospective right to make, import, use, offer for sale and/or sell Licensed Products in Canada without entering into a mutually agreeable settlement agreement for any past infringing activity by the transferee or assignee with respect to the patents included in the definition of "Licensed Products". In addition, the parties agree that this License shall not apply to the manufacture, import, use or sale of Licensed Products by any other business entity acquired by Paragon, by which Paragon is acquired, merged with Paragon, consolidated with Paragon, partnered with Paragon, or in any other business arrangement with Paragon after the effective date of this Agreement without the prior written consent of P&G, which consent P&G agrees not to unreasonably withhold or unreasonably delay. In this context, the parties agree that it is not an unreasonable ground for P&G to withhold or delay its consent if the effect of the proposed transaction would be to allow an acquiring, merging or consolidating entity or partner to obtain the prospective right to make, import, use, offer for sale and/or sell

    Licensed Products in Canada without entering into a mutually agreeable settlement agreement with P&G for any past infringing activity by the acquiring, merging or consolidating entity or partner with respect to the patents included in the definition of "Licensed Products".

15. In the event the Settlement Agreement executed concurrently herewith is not approved by the Bankruptcy Court (as defined in the Settlement Agreement) or in the event that the order approving the Settlement Agreement does not become a Final Order by July 31, 1999 (as defined in the Settlement Agreement), this License Agreement shall be terminable by P&G, at P&G's option. Termination in such circumstance shall not relieve Paragon of its obligation to pay royalties accrued hereunder for the period before termination. P&G agrees to provide Paragon with a three month conversion period after the date of termination. Royalties, as set forth above, shall be due on the Licensed Products manufactured and/or sold during the conversion period and such royalties shall be payable within 30 days of the end of the conversion period.

16. P&G agrees to give Paragon notice of all future running royalty based private label or brand manufacturer licenses granted under any of the P&G Canadian patents herein, and, upon written request, provide Paragon copies of all such subsequent running royalty based agreements within thirty
    (30) days of execution of any such agreements. Paragon shall be entitled, upon thirty (30) days written request to P&G, to have this License Agreement brought into conformity with any such subsequent running royalty based license to any private label or brand manufacturer other than Paragon in the event P&G grants any license under any of the P&G Canadian patents herein under terms more favorable than those set forth herein.

17. This Agreement and the Settlement Agreement set forth the entire understanding of the parties with respect to the subject matter herein set forth. There are no ancillary understandings or agreements with respect to the subject matter of this License Agreement.

18. This Agreement may be executed in counterparts. Each part shall constitute an original.

19. This Agreement shall become effective as of the date of acceptance by the last party to sign.


FOR: PARAGON TRADE BRANDS, INC.            FOR: THE PROCTER & GAMBLE COMPANY



By  /S/ B.V. ABRAHAM                        By  /S/ MARK D. KETCHUM
    --------------------------------            --------------------------------

Title  CHAIRMAN AND CEO                     Title  PRESIDENT - GLOBAL BABY CARE
      ------------------------------              ------------------------------

Date  FEBRUARY 2, 1999                      Date  FEBRUARY 2, 1999
      ------------------------------              ------------------------------



FOR: PARAGON TRADE BRANDS (CANADA), INC.


By  /S/ CHRIS OLIVER
    --------------------------------

Title  PRESIDENT
      ------------------------------

Date  FEBRUARY 2, 1999
      ------------------------------